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                                                                    Exhibit 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2005, except for Note 2 - Net
(Loss) Income per Share, as to which the date is September 21, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of DealerTrack Holdings, Inc. and subsidiaries (the "Company"), which appears in the Company's Registration Statement on Form S-1.


/s/ PricewaterhouseCoopers LLP

Melville, New York
December 13, 2005